                                                 EX-99.B(a)wraartamd

                          ARTICLES OF AMENDMENT
                                   TO
                        ARTICLES OF INCORPORATION
                                   OF
                 WADDELL & REED ADVISORS FUNDS, INC.

    Pursuant to Sections 2-105, 2-605 and 2-607 of the Maryland General
Corporation Law, Waddell & Reed Advisors Funds, Inc. (the "Corporation"), a
Maryland corporation, having its principal office in Baltimore, Maryland, hereby adopts the following Articles of Amendment to the Corporation's
Articles of Incorporation, as previously supplemented and amended
("Articles of Incorporation"):
    FIRST:  The Articles of Incorporation of the Corporation
are hereby amended, effective October 2, 2000, by replacing the name
Waddell & Reed Advisors Income Fund with Waddell & Reed Advisors Core
Investment Fund in every occurrence.

    SECOND:  The amendments contained herein were approved by a majority of the Board of Directors of the Corporation and are limited to changes permitted by Section 2-605(a)(4) of the Maryland General
Corporation Law to be made without action by the stockholders of the
Corporation.

    THIRD:  The Corporation is registered with the Securities and
Exchange Commission as an open-end investment company under the Investment
Company Act of 1940, as amended.

    IN WITNESS WHEREOF, the undersigned President of the
Corporation hereby executes these Articles of Amendment on behalf of the
Corporation this 5th day of September, 2000.

                                  Waddell & Reed Advisors Funds, Inc.

    (Corporate Seal)
                                  /s/Robert L. Hechler
                                  ----------------------------------
                                  Robert L. Hechler, President

Attest:  /s/Kristen A. Richards
    -----------------------------------
    Kristen A. Richards,
    Secretary

    The undersigned, President of Waddell & Reed Advisors Funds, Inc. who
executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                             By:  /s/Robert L. Hechler
                                     -------------------------------------
                                     Robert L. Hechler, President